Exhibit 10.3

EXECUTIVE COMPENSATION ARRANGEMENTS

Listed below are the base salaries for 2006 and 2007 for our named executive officers, and the performance awards and equity incentives in respect of performance for the eighteen-month period ended December 31, 2006 awarded to such officers.

	2006
			Stock	Stock Option	2007
Executive Officer	Salary	Bonus (1)	Awards (2)	Grants (3)	Salary

Harvey J. Berger, M.D.	$ 544,000	--	$ 296,960	240,000	$ 576,000
Chairman of the Board, Chief Executive Officer and President
David L. Berstein, Esq.	$ 309,000	$ 167,000	--	60,000	$ 329,000
Senior Vice President, Chief Patent Counsel Chief Patent Counsel
Timothy P. Clackson, Ph.D.	$ 309,000	$ 185,000	--	57,500	$ 333,000
Senior Vice President, Chief Scientific Officer
Edward M. Fitzgerald	$ 309,000	$ 176,000	--	60,000	$ 329,000
Senior Vice President, Finance and Corporate Operations, Chief Financial Officer and Treasurer
John D. Iuliucci, Ph.D.	$ 309,000	$ 167,000	--	70,000	$ 329,000
Senior Vice President, Chief Development Officer

(1)These amounts reflect deferred performance awards under our 2005 Executive Compensation Plan granted in April 2007 in respect of performance for the period from July 1, 2005 to December 31, 2006.  These awards vest 24% on each anniversary of the award date and will be payable in equal installments on the fourth and fifth anniversaries of the grant date, subject to later payment at the executive’s direction.

(2)This award was in the form of a grant of 64,000 sharesof common stock of the Company, under the Company’s 2006 Long Term Incentive Plan, which had a fair market value based on the closing price of the Company’s stock on the date of grant of $296,960.

(3)Stock options, except the stock options for Dr. Berger, were granted on April 16, 2007, have an exercise price of $4.49 per share, which was the fair market value of our common stock on the date of grant, and vest 25% per year over four years.  Dr. Berger’s stock options were granted on March 6, 2007, have an exercise price of $4.64 per share, which was the fair market value of our common stock on the date of grant, and vest 25% per year over four years.  All stock option grants were made under the Company’s 2006 Long Term Incentive Plan.